Exhibit 10.1

METROPCS WIRELESS, INC.
THE GUARANTORS NAMED ON SCHEDULE I HERETO
$400,000,000
9 1/4% Senior Notes due 2014
Purchase Agreement
May 31, 2007
BEAR, STEARNS & CO. INC.

METROPCS WIRELESS, INC.
$400,000,000
9 1/4% Senior Notes due 2014
PURCHASE AGREEMENT
May 31, 2007
New York, New York
BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, NY 10179
Ladies & Gentlemen:
     MetroPCS Wireless, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Bear, Stearns & Co. Inc. (the “Initial Purchaser”) $400,000,000 in aggregate principal amount of 9 1/4% Senior Notes due 2014 (the “Additional Notes”), subject to the terms and conditions set forth herein.
     1. The Transactions. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $400,000,000 in aggregate principal amount of the Additional Notes. The Additional Notes and the Exchange Notes (as defined below) are collectively referred to herein as the “Notes.” The Additional Notes will (i) have the terms and provisions that are described in the Offering Memorandum (as defined below) under the heading “Description of Notes” and such other terms as are customary for notes of the kind offered and mutually agreed between the parties and (ii) be issued pursuant to the indenture, dated as of November 3, 2007, among the Company, the guarantors signatory thereto and The Bank of New York, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of February 6, 2007, among the Company, the guarantors signatory thereto and the Trustee (as so supplemented, the “Indenture”), and pursuant to which the Company has issued $1,000,000,000 in aggregate principal amount of 9 1/4% Senior Notes Due 2014 (the “Initial Notes”).
     The Initial Purchaser and other holders (including the direct and indirect transferees of the Additional Notes) of the Additional Notes will be entitled to the benefits of the exchange and registration rights agreement, to be dated as of the Closing Date (as defined below) (the “Registration Rights Agreement”), among the Company, the Guarantors (as defined below) and the Initial Purchaser, in the form attached hereto as Exhibit A, for so long as such Additional Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the terms and conditions of the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to (i) (A) amend the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company on May 15, 2007 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of

1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), registering a new series of 9 1/4% Senior Notes due 2014 (the “Exchange Notes”) identical in all material respects to the Additional Notes and the Initial Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) to be offered in exchange for the Additional Notes and the Initial Notes (the “Exchange Offer”) and (B) under certain circumstances specified in the Registration Rights Agreement, file a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) and (ii) use their commercially reasonable efforts to cause the Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and to consummate the Exchange Offer as provided in the Registration Rights Agreement.
     The sale of the Additional Notes and the Guarantees (as defined below) to the Initial Purchaser (the “Offering”) will be made without registration under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.
     In connection with the sale of the Securities (as defined below), the Company prepared a preliminary offering memorandum, dated May 30, 2007 (the “Preliminary Offering Memorandum”), and has prepared a final offering memorandum, dated the date hereof (the “Offering Memorandum”), each setting forth information regarding the Company, MetroPCS Communications, Inc., a Delaware corporation (“Parent”), MetroPCS, Inc., a Delaware corporation (“HoldCo”), the Subsidiaries (as defined below), Royal Street (as defined below), the Securities (as defined below), the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below), and any material developments relating to the Company and the Guarantors occurring after the date of the most recent financial statements included or incorporated by reference therein. The Preliminary Offering Memorandum and the Offering Memorandum incorporate by reference (i) the discussions under the headings “Management,” “Executive Compensation,” Security Ownership of Certain Beneficial Owners” and “Transactions with Related Parties” in the Registration Statement (ii) “Part II — Item 8. Financial Statements and Supplementary Data” from the Parent’s Annual Report on Form 10-K for the year ended December 31, 2006, (iii) “Part I — Item 1. Financial Statements” from the Parent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and (iv) any future filings made by Parent with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) (excluding any portions thereof that are deemed to be furnished and not filed), through the date on which the Initial Purchaser has sold all of the Additional Notes to Eligible Purchasers (all such information listed in clauses (i) through (iv) are referred to herein as the “Incorporated Information”). Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Information. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Additional Notes by the Initial Purchaser.
     The Company understands that the Initial Purchaser proposes to make an offering of the Additional Notes (the “Exempt Resales”) only on the terms and in the manner set forth in the Offering Memorandum, as amended or supplemented, and Sections 4 and 5 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, solely to

(i) persons in the United States whom the Initial Purchaser reasonably believes to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A, and (ii) outside the United States to certain persons in reliance on Regulation S (“Regulation S”) under the Securities Act (each, a “Reg S Investor”). The QIBs and the Reg S Investors are collectively referred to herein as the “Eligible Purchasers.” The Initial Purchaser will offer the Additional Notes to such Eligible Purchasers initially at a price equal to 105.875% of the principal amount thereof. Such price may be changed by the Initial Purchaser at any time without notice.
     The payment of principal of, premium and liquidated damages, if any, and interest on the Additional Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) Parent, (ii) HoldCo, (iii) each of the Company’s Subsidiaries listed in Schedule I hereto, and (iv) any subsidiary of the Company or Parent formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Parent, HoldCo and the Subsidiaries of the Company or Parent referred to in (iii) and (iv) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Additional Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”
     This Agreement, the Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the “Offering Documents.” Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Offering Memorandum, and if not defined therein, in the Indenture.
     2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally and as of the date hereof, represent and warrant to, and agree with, the Initial Purchaser that:
          (a) (i) The Preliminary Offering Memorandum as of its date did not, (ii) the Preliminary Offering Memorandum, as supplemented by the information and documents listed in Schedule II hereto (the “Pricing Supplement”) (the Preliminary Offering Memorandum and the Pricing Supplement taken together, the “Disclosure Package”), as of the Applicable Time (as defined below) does not, (iii) the Offering Memorandum as of its date does not, and as of the Closing Date will not and (iv) any supplement or amendment to any of the documents referenced in clauses (i) through (iii) above does not as of its respective date and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum (or any supplement or amendment thereto, including the Pricing Supplement) made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company and the Guarantors in writing by the Initial Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in

Section 11 hereof. For purposes of this Agreement, the “Applicable Time” is 4:00 p.m. e.d.s.t.,. New York City time on the date of this Agreement. Any reference herein to the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum shall be deemed to refer to and include (i) all documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum, as the case may be, through the date on which the Initial Purchaser has sold all of the Additional Notes to Eligible Purchasers and (ii) any Additional Issuer Information (as defined in Section 6(i) hereof) furnished by the Company prior to the completion of the distribution of the Additional Notes; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act.
          (b) The Disclosure Package and the Offering Memorandum have been or will be prepared by the Company for use by the Initial Purchaser in connection with the Offering.
          (c) (intentionally omitted).
          (d) Subsequent to the respective dates as of which information is given in the Disclosure Package and the Offering Memorandum, except as disclosed in the Disclosure Package and the Offering Memorandum, neither Parent, Royal Street Communications, LLC and its subsidiaries (collectively, “Royal Street”) nor any Subsidiary (as defined below) has declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of Parent, Royal Street or any Subsidiary from that set forth in the Disclosure Package and the Offering Memorandum, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, assets, financial condition, results of operations or properties of Parent, Royal Street and the Subsidiaries (as defined below), taken as a whole or (ii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents. Since the date of the latest balance sheet included or incorporated by reference in the Disclosure Package and the Offering Memorandum, neither Parent nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which is material to Parent, Royal Street and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Disclosure Package and the Offering Memorandum and purchase transactions in the ordinary course of business.
          (e) Parent and each Subsidiary (i) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Disclosure Package and the Offering Memorandum, and to own, lease and operate its respective properties and (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (A) the business, assets, financial condition, results of operations, or properties of Parent, Royal Street and the Subsidiaries, taken as a whole, (B) the long-term debt or capital stock of Parent, Royal Street or any Subsidiary, (C) the issuance or marketability of the Notes or (D) the validity of this Agreement or any other Offering Document or the transactions described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds” (any such effect being a “Material Adverse Effect”).
          (f) The subsidiaries listed on Exhibit B (collectively, the “Subsidiaries” and individually, a “Subsidiary”) are the only “subsidiaries” of Parent (within the meaning of Rule 405 under the Securities Act) other than Royal Street, in which Parent indirectly holds an 85% non-controlling interest. Except for the Subsidiaries or as otherwise disclosed in the Disclosure Package and the Offering Memorandum, Parent does not hold ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by Parent, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”), except for any such security interests, claims, liens, limitations on voting rights or encumbrances as would (a) constitute “Permitted Liens” (“Permitted Liens”) as defined in the section of the Disclosure Package and the Offering Memorandum entitled “Description of Notes” (the “DoN”), (b) be immaterial to the business, assets, financial condition, results of operations or properties of Parent and the Subsidiaries taken as a whole, or (c) any restrictions on transfer under applicable federal or state securities laws.
          (g) Except as disclosed in the Disclosure Package and the Offering Memorandum, no Subsidiary has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in the Subsidiaries (any “Relevant Security”). All of the issued and outstanding shares of capital stock of Parent are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from Parent or any Subsidiary any Relevant Security of Parent or any Subsidiary, except for such violations which would not reasonably be expected to result in a Material Adverse Effect.
          (h) When the Additional Notes and the Guarantees thereof are issued and delivered pursuant to this Agreement, no securities of Parent or any Subsidiary other than the Initial Notes will be (i) of the same class (within the meaning of Rule 144A) as the Additional Notes and the Guarantees thereof and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated interdealer quotation system.
          (i) The Company and each of the Guarantors has the required corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Offering Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate or limited liability company power and authority to issue, sell and deliver the Notes and to issue and deliver the related Guarantees as provided herein and therein.
          (j) The Additional Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchaser pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchaser in accordance with the terms hereof and thereof, will be duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”). The Additional Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum. At the Closing Date, the Additional Notes will be in the form contemplated by the Indenture.
          (k) The Guarantees of the Additional Notes have been duly and validly authorized by each of the Guarantors for issuance to the Initial Purchaser pursuant to this Agreement and, when executed by the respective Guarantors in accordance with the provisions of the Indenture and when delivered to the Initial Purchaser in accordance with the terms hereof and thereof, and when the Additional Notes have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Guarantees of the Additional Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum.
          (l) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Exchange Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum.

          (m) The Guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when executed by the respective Guarantors and when delivered in accordance with the provisions of the Indenture and when the Exchange Notes have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Guarantees of the Exchange Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum.
          (n) The Indenture has been duly and validly authorized, executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery by the Trustee), constitutes a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Indenture conforms in all material respects to the description thereof in the Disclosure Package and the Offering Memorandum. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
          (o) The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding obligation of the Company and each Guarantor, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Registration Rights Agreement conforms in all material respects to the description thereof in the Disclosure Package and the Offering Memorandum.
          (p) This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor.
          (q) Neither Parent nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any Lien upon, any property or assets of Parent or any Subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Disclosure Package and the Offering Memorandum.

          (r) None of (i) the execution, delivery and performance by the Company and each Guarantor of this Agreement and consummation of the transactions contemplated by the Offering Documents to which each of them, respectively, is a party, (ii) the issuance and sale of the Additional Notes, the issuance of the Exchange Notes, and the issuance of the Guarantees or (iii) the consummation by Parent and the Subsidiaries of the transactions described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of Parent or any Subsidiary, or an acceleration of any Indebtedness (as defined in the DoN) of Parent or any Subsidiary pursuant to (A) any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of Parent or any Subsidiary, (B) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which Parent or any Subsidiary is a party or by which Parent or any Subsidiary or their respective properties, operations or assets is or may be bound or (C) assuming the representations of the Initial Purchaser contained herein are true and correct, any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (x) in the case of the Registration Rights Agreement, consents and approvals that will be obtained and made under the Securities Act, the Trust Indenture Act, and state securities or blue sky laws and regulations, and (y) (in the case of clauses (B) and (C) above) as would not reasonably be expected to have a Material Adverse Effect.
          (s) Each of Parent and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Disclosure Package and the Offering Memorandum, and each such Consent is valid and in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Disclosure Package and the Offering Memorandum, neither Parent nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to Parent or any Subsidiary, would reasonably be expected to result in the revocation of, or imposition of a materially burdensome restriction on, any Consent. Except as disclosed in the Disclosure Package and the Offering Memorandum, each of Parent and each Subsidiary is in compliance with all applicable laws, rules, regulations, ordinances, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
          (t) After giving effect to the transactions contemplated by each of the Offering Memorandum and the Offering Documents, no Consent is required for (i) the execution, delivery and performance by each of the Company and the Guarantors of this Agreement or consummation of the Offering, the Exchange Offer and the other transactions contemplated by the Offering Documents to which each of them, respectively, is a party or (ii) the issuance, sale and delivery of the Additional Notes (and the issuance of the Exchange

Notes in connection with the Exchange Offer), and the issuance of the Guarantees, except such Consents as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Securities Act, the Trust Indenture Act, and state securities or blue sky laws and regulations) and that the Commission must declare the Registration Statement effective pursuant to the Registration Rights Agreement, except where the failure to obtain such Consent would not reasonably be expected to have a Material Adverse Effect.
          (u) Except as disclosed in the Disclosure Package and the Offering Memorandum, there is (i) no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration pending, domestic or foreign, to which Parent, any Subsidiary or, to Parent’s knowledge, Royal Street, is a party or of which the business, property, operations or assets of Parent or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Parent or any Subsidiary is subject or to which the business, property, operations or assets of Parent or any Subsidiary is or may be subject which, if determined adversely to Parent or any Subsidiary, would reasonably be expected to have a Material Adverse Effect; and to Parent’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.
          (v) There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Offering Documents) under any of the Offering Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Offering and the other transactions contemplated by the Offering Documents, including, without limitation, the Exchange Offer.
          (w) (i) To Parent’s knowledge, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Disclosure Package or the Offering Memorandum or any amendment or supplement thereto, (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Additional Notes or the Guarantees in any jurisdiction referred to in Section 6(e) hereof, (iii) every request of any securities authority or agency of any jurisdiction for additional information relating to the issuance of the Notes or Guarantees or the sale of the Additional Notes has been complied with in all material respects and (iv) no order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to Parent’s knowledge, is contemplated.
          (x) There is (i) no material unfair labor practice complaint pending against Parent or any Subsidiary nor, to Parent’s knowledge, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any Subsidiary or, to Parent’s knowledge, threatened against any of them, (ii) no material strike, labor dispute, slowdown, or stoppage pending against Parent or any Subsidiary nor, to Parent’s knowledge, threatened against any of them, (iii) no material labor disturbance by the employees of Parent or any Subsidiary or, to Parent’s knowledge, no such disturbance is imminent and (iv) no union representation petition has been submitted to Parent or any Subsidiary. To Parent’s knowledge, no collective bargaining organizing activities are taking place with respect to Parent or any Subsidiary. Neither Parent nor any Subsidiary has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (ii) any applicable wage or hour laws, except those violations that would not reasonably be expected to have a Material Adverse Effect.
          (y) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which Parent or any Subsidiary would have any liability which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which Parent or any Subsidiary would have any liability is in compliance with its terms and applicable law, including (without limitation) ERISA and the Code, except where such violation would not reasonably be expected to result in a Material Adverse Effect; neither Parent nor any Subsidiary has incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” or “multi-employer plan” (as defined in Section 3(37) of ERISA); and each plan for which Parent or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, its related trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. The execution and delivery of this Agreement, the other Offering Documents and the sale of the Securities to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Disclosure Package and the Offering Memorandum under the caption “Notice to Investors.”
          (z) None of Parent or any Subsidiary has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), which violations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (aa) There is no alleged liability, or to Parent’s knowledge, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of Parent or any Subsidiary arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by Parent or any Subsidiary, as the case may be or (ii) any violation or alleged violation of any Environmental Laws, other than as disclosed in the Disclosure Package and the Offering Memorandum and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.
          (bb) (intentionally omitted).
          (cc) Parent, the Subsidiaries, and to Parent’s knowledge after due inquiry, Royal Street own or lease all such properties as are reasonably necessary to the conduct of the businesses of Parent, Royal Street and the Subsidiaries as presently operated as described in the Disclosure Package and the Offering Memorandum. Parent, the Subsidiaries, and to Parent’s knowledge after due inquiry, Royal Street have (i) good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except for Permitted Liens, Liens under the Credit Agreement (as defined below), the Second Amended and Restated Credit Agreement executed on December 15, 2005 as of December 22, 2004, by and between the Company and Royal Street Communications, LLC (including the Counterpart Signature Page and Joinder Agreement thereto), as amended, the Amended and Restated Security Agreement executed on December 15, 2005 as of December 22, 2004, between Royal Street Communications, LLC and the Company and the Amended and Restated Pledge Agreement executed on December 15, 2005 as of December 22, 2004 between Royal Street Communications, LLC and the Company, and except such as are described in the Disclosure Package and the Offering Memorandum or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by Parent, Royal Street and the Subsidiaries and (ii) peaceful and undisturbed possession of any material real property and buildings held under lease or sublease by Parent, Royal Street and the Subsidiaries and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder, (including, to Parent’s knowledge, defaults by the landlord) with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by Parent, Royal Street and the Subsidiaries. Neither Parent nor any Subsidiary, nor to Parent’s knowledge Royal Street, has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by Parent, Royal Street or any Subsidiary, which would reasonably be expected to have a Material Adverse Effect.

          (dd) Parent and each Subsidiary (i) owns or possesses right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of their respective businesses as presently being conducted and as described in the Disclosure Package and the Offering Memorandum, except where the failure to own or possess would not reasonably be expected to have a Material Adverse Effect and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others (except for such right, or claimed right pursuant to the Amended and Restated Credit Agreement, dated as of February 20, 2007, among the Company, as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner (the “Credit Agreement”) or as disclosed in the Disclosure Package and the Offering Memorandum). Except as disclosed in the Disclosure Package and the Offering Memorandum, or as would not reasonably be expected to have a Material Adverse Effect, to Parent’s knowledge, there is no infringement by third parties of any Intellectual Property of Parent or any Subsidiary; except as disclosed in the Disclosure Package and the Offering Memorandum, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to Parent’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights in or to any Intellectual Property of Parent or any Subsidiary; and except as disclosed in the Disclosure Package and the Offering Memorandum, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to Parent’s knowledge, threatened action, suit, proceeding or claim by others that Parent or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.
          (ee) Parent and each Subsidiary has, in all material respects, accurately prepared and timely filed all federal, and all material state, foreign and other tax returns that are required to be filed by it and has paid or made provision (to the extent required by U.S. GAAP) for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which Parent or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No material deficiency assessment with respect to a proposed adjustment of Parent or any Subsidiary’s federal, state, local or foreign taxes is pending or, to Parent’s knowledge, threatened. The accruals and reserves on the books and records of Parent and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate in all material respects (in accordance with U.S. GAAP) to meet any assessments and related liabilities for any such period and, since December 31, 2006, Parent and the Subsidiaries have not incurred any material liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of Parent or any Subsidiary, except such liens as would not reasonably be expected to have a Material Adverse Effect.

          (ff) Parent, the Subsidiaries and, to the Parent’s knowledge after due inquiry, Royal Street maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (gg) Parent is not aware of any currently existing material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Offering Memorandum, there has been no change in Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially adversely affect, Parent’s internal control over financial reporting.
          (hh) Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to Parent and its Subsidiaries is disclosed to Parent’s principal executive officer and principal financial officer by others within those entities and, as of December 31, 2006, such disclosure controls and procedures are effective.
          (ii) Parent maintains insurance in such amounts and covering such risks as Parent reasonably considers adequate for the conduct of Parent and each Subsidiary’s businesses and the value of Parent and each Subsidiary’s properties and as is customary for privately–held companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect. There are no material claims by Parent or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Parent reasonably believes that Parent and each Subsidiary will be able to renew their respective existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
          (jj) Parent has in effect insurance covering its directors and officers as is customary for similarly-sized publicly held companies engaged in similar businesses in similar industries for liabilities or losses arising in connection with the Offering, except where the failure to have such coverage would not reasonably be expected to have a Material Adverse Effect.
          (kk) Except as disclosed in the Disclosure Package and the Offering Memorandum, no relationship, direct or indirect, exists between or among Parent, any Subsidiary or any affiliate of the Company, on the one hand, and any director, executive officer or security holder (or any immediate family member of such director, executive officer or security holder), of Parent, any Subsidiary or any affiliate of the Company, on the other hand, which is required by the Securities Act to be described in the Disclosure Package and the Offering Memorandum if the Disclosure Package and the Offering Memorandum were prospectuses included in registration statements on Form S-1 filed with the Commission. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or Parent to or for the benefit of any of the executive officers or directors of the Company or Parent or any of their respective family members. Parent has not, in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of Parent.
          (ll) Parent, each Subsidiary, and to Parent’s knowledge Royal Street, is not now and, after sale of the Additional Notes as contemplated hereunder and application of the net proceeds of such sale as described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
          (mm) Except as described in the Disclosure Package and the Offering Memorandum, no holder of any Relevant Security of Parent or any Subsidiary, or to Parent’s knowledge Royal Street, has any rights to require registration of any Relevant Security by reason of the execution by the Company or any of the Guarantors of this Agreement or any other Offering Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.
          (nn) None of Parent, any Subsidiary, or any affiliate of the Company (within the meaning of Rule 144 under the Securities Act) has (i) taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of Parent or any Subsidiary to facilitate the sale or resale of the Additional Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Additional Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Parent or any Subsidiary.
          (oo) None of Parent or any Subsidiary or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or representatives directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer and sale of the Securities or in connection with Exempt Resales of the Securities, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchaser’s representations and warranties set forth in Section 3 hereof, neither (i) the offer and sale of the Additional Notes and the Guarantees to the Initial Purchaser in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum nor (ii) the Exempt Resales requires registration under the Securities Act and prior to the effectiveness of any Registration Statement, the Indenture does not require qualification under the Trust Indenture Act. No securities of the same class as the Notes have been issued and sold by Parent or any Subsidiary within the six-month period immediately prior to the date hereof.
          (pp) The financial information and statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Disclosure Package and the Offering Memorandum present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of Parent and its consolidated subsidiaries in all material respects; except as otherwise stated in the Disclosure Package and the Offering Memorandum, said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved in all material respects; and the supporting schedules included or incorporated by reference in the Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein in all material respects. The other financial and statistical information included or incorporated by reference in the Disclosure Package and the Offering Memorandum derived from the historical, pro forma and as adjusted financial information and statements, present fairly the information included therein in all material respects and have been prepared on a basis consistent with that of the financial statements, historical, pro forma and as adjusted financial information and statements, that are included or incorporated by reference in the Disclosure Package and the Offering Memorandum and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of Parent.
          (qq) Deloitte & Touche LLP, who have certified or will certify the financial statements and supporting schedules and information of Parent and its subsidiaries included or to be included as part of the Disclosure Package and the Offering Memorandum for the fiscal years ended December 31, 2004, 2005 and 2006, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.
          (rr) (intentionally omitted).
          (ss) The statistical, industry-related and market-related data included in the Disclosure Package and the Offering Memorandum are based on or derived from sources which the Company and the Guarantors reasonably and in good faith believe are reliable and accurate in all material respects, and such data agree with the sources from which they are derived in all material respects.
          (tt) Each of (i) the Preliminary Offering Memorandum as of its date, (ii) the Disclosure Package as of the Applicable Time, (iii) the Offering Memorandum as of its date and as of the Closing Date and (iv) each amendment or supplement to any of the documents referenced in (i), (ii) or (iii), in each case, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.
          (uu) Assuming the accuracy of the representations of the Initial Purchaser contained in this Agreement, the sale of the Additional Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.
          (vv) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Disclosure Package and the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date (the “Regulations”) and neither Parent nor any Subsidiaries nor any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Additional Notes and the Guarantees to violate the Regulations.
          (ww) Neither the Company nor any Guarantor is, nor will any of them be, after giving effect to the execution, delivery and performance of the Offering Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on their respective businesses as proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) insolvent. The fair value and present fair saleable value of the assets of the Company and each Guarantor exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured.
          (xx) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among Parent and the Subsidiaries, and any other person that would give rise to a valid claim against Parent or any Subsidiary or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes and the Guarantees.
          (yy) Except as described in the Disclosure Package and the Offering Memorandum, none of Parent or any of the Subsidiaries is in default under any of the Offering Documents or any of the contracts described in the Disclosure Package and the Offering Memorandum, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.
          (zz) (intentionally omitted).
          (aaa) Neither Parent nor any Subsidiary has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Additional Notes, will distribute any material in connection with the offering and sale of the Additional Notes other than the Disclosure Package the Offering Memorandum or other material, if any, not prohibited by the Securities Act and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) (or regulations promulgated under the Securities Act or the FMSA) and approved by the Initial Purchaser, such approval not to be unreasonably withheld or delayed.
          (bbb) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) have not engaged and will not engage in any directed selling efforts, within the meaning of Regulation S, with respect to the Additional Notes, and have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Additional Notes outside the United States and, in connection therewith, the Disclosure Package and the Offering Memorandum will contain the disclosure required by Rule 902(g)(2).
          (ccc) The Additional Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of such Additional Notes by non-U.S. persons or U.S. persons who purchased such Additional Notes in transactions that were exempt from the registration requirements of the Securities Act.
          (ddd) Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. Parent’s common stock, par value $0.0001 per share (the “Common Stock”), is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.
          (eee) Since the date of effectiveness of its registration statement on Form 10 (Registration No. 000-50869), Parent has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act.
          (fff) Parent is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act, and is taking commercially reasonable steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.
          Any certificate signed by or on behalf of the Company or any Guarantor and delivered to the Initial Purchaser or to counsel for the Initial Purchaser pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Initial Purchaser as to the matters covered thereby.
     Each of the Company and the Guarantors acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 10 hereof,

counsel for the Company and the Guarantors and counsel for the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
     3. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents, warrants and covenants to the Company and the Guarantors and agrees that:
          (a) Such Initial Purchaser is a QIB and an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Additional Notes.
          (b) Such Initial Purchaser (i) is not acquiring the Additional Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Additional Notes only to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and in offshore transactions in reliance upon Regulation S under the Securities Act.
          (c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Additional Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
          (d) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Additional Notes only from, and will offer to sell the Additional Notes only to, Eligible Purchasers. Such Initial Purchaser further (i) agrees that it will offer to sell the Additional Notes only to, and will solicit offers to buy the Additional Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Reg S Investors, (ii) acknowledges and agrees that, in the case of such QIBs and such Reg S Investors, that such Additional Notes will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (A)(1) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB for which such person is acting as a fiduciary or agent, in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 under the Securities Act, (3) in a transaction meeting the requirements of Rule 144, or (4) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the Company and the Guarantors so request), (B) to Parent or any Subsidiary or (C) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii) acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (ii) above.

          (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf has not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Additional Notes or the Guarantees thereof.
          (f) The Additional Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.
          (g) The sale of Additional Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.
          (h) Such Initial Purchaser has not distributed nor, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Additional Notes, will distribute any material in connection with the offering and sale of the Additional Notes other than the (w) Disclosure Package, (x) the Offering Memorandum, (y) one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities or (z) other material, if any, not prohibited by the Securities Act and the FSMA (or regulations promulgated under the Securities Act or the FMSA), which material shall have been reviewed an approved by the Company.
          (i) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Additional Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Additional Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Additional Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Additional Notes, except such advertisements as permitted by and include the statements required by Regulation S.
          (j) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Additional Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(c)(3) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
“The Additional Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule

144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Additional Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”
          (k) Such Initial Purchaser agrees that the Additional Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of such Additional Notes by non-U.S. persons or U.S. persons who purchased such Additional Notes in transactions that were exempt from the registration requirements of the Securities Act.
          The Initial Purchaser acknowledges that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 10 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
     4. Purchase, Sale and Delivery.
          (a) On the basis of the representations, warranties, covenants and agreements contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, all of the Additional Notes. The purchase price for the Additional Notes will be $1053.75 per $1,000 principal amount of Additional Notes, plus accrued interest from May 1, 2007.
          (b) On the Closing Date, the Company shall deliver to the Initial Purchaser, in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date, one or more Additional Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate amount corresponding to the aggregate principal amount of the Additional Notes sold pursuant to Exempt Resales to QIBs (the “Global Note”) and (ii) if any Exempt Resales are made in reliance on Regulation S, one or more Senior Notes in definitive form, registered in the name of Cede & Co., as nominee of DTC, having an aggregate amount corresponding to the aggregate amount of the Senior Notes, if any, sold pursuant to Exempt Resales in offshore transactions in reliance on Regulation S (the “Temporary Regulation S Global Note”), against payment of the purchase price therefor by wire transfer of same-day funds to the account of the Company, previously designated by it in writing. Such delivery of and payment for the Additional Notes shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on June 6, 2007 or at such other time as shall be agreed upon by the Initial Purchaser and the Company. The time and date of such delivery and payment are herein called the “Closing Date.” The Global Note and the Temporary Regulation S Global Note shall be made available to the Initial Purchaser for inspection not later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Date.
     5. Offering by Initial Purchaser. The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as, in the judgment of the Initial Purchaser, is advisable.
     6. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the Initial Purchaser that:
          (a) The Company and the Guarantors shall advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, upon the Company or any Guarantor becoming aware (i) of the issuance by any state securities commission or other regulatory authority of any stop order or order suspending the qualification or exemption from qualification of any Notes or the related Guarantees for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Disclosure Package or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Disclosure Package or the Offering Memorandum in order to make the Disclosure Package or the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser. The Company and the Guarantors shall use their respective commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Notes or the related Guarantees under any state securities or blue sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any Notes or the related Guarantees under any state securities or blue sky laws, the Company and the Guarantors shall use their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
          (b) The Company and the Guarantors shall, without charge, during the period referred to in paragraph (c) below, provide to the Initial Purchaser and to counsel to the Initial Purchaser, and to those persons identified by the Initial Purchaser to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, including all documents incorporated therein by reference, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Company and the Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales. The Initial Purchaser may not use any written materials other than the Preliminary Offering Memorandum, the Offering Memorandum, the Free Writing Offering Document and one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, unless such material would not violate applicable laws.

          (c) Neither the Company nor any Guarantor will amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto during such period as, in the opinion of counsel for the Initial Purchaser, the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchaser for so long as any Additional Notes are outstanding unless the Initial Purchaser shall previously have been advised thereof and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent. The Company and the Guarantors shall promptly, upon the request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with such Exempt Resales or such market making activities.
          (d) If, during the period referred to in 6(c) above, any event shall occur as a result of which, it is necessary or advisable, in the opinion of counsel for the Initial Purchaser, to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make such Preliminary Offering Memorandum or Offering Memorandum not materially misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser, or if for any other reason it shall be necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable laws, rules or regulations, the Company and the Guarantors shall (subject to Section 6(c) hereof) forthwith amend or supplement such Preliminary Offering Memorandum or Offering Memorandum at its own expense so that, as so amended or supplemented, such Preliminary Offering Memorandum or Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with all applicable laws, rules or regulations. The Company and the Guarantors shall supply any amendment or supplemented Offering Memorandum to the Initial Purchaser in such quantities as the Initial Purchaser may reasonably request. From the time the Company notifies the Initial Purchaser that any such amendment or modification is necessary until the amendment or modification is made, the Initial Purchaser shall cease use of the Preliminary Offering Memorandum or the Offering Memorandum, as applicable.
          (e) The Company and the Guarantors shall reasonably cooperate with the Initial Purchaser and counsel for the Initial Purchaser in connection with the qualification or registration of the Additional Notes and the Guarantees thereof for offering and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchaser may designate and shall continue such qualifications in effect for as long as may be necessary to complete the Exempt Resales, but in no event longer than 365 days from the Closing Date; provided, however, that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales.

          (f) The Company shall apply the net proceeds from the sale of the Additional Notes in the manner set forth under “Use of Proceeds” in the Disclosure Package and the Offering Memorandum.
          (g) (intentionally omitted).
          (h) None of the Company, the Guarantors or any of their respective “affiliates” (as defined in Rule 144 under the Securities Act) will sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Additional Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Additional Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.
          (i) For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and are not able to be sold in their entirety under Rule 144 under the Securities Act (or any successor provision), for the benefit of holders from time to time of Additional Notes, the Company will furnish at its expense, upon request, to any holder or beneficial owner of Additional Notes and prospective purchasers of the Additional Notes, information (the “Additional Issuer Information”) specified in Rule 144A(d)(4) under the Securities Act, unless the Company and the Guarantors are then subject to Section 13 or 15(d) of the Exchange Act.
          (j) The Company and the Guarantors shall use all commercially reasonable efforts to (i) permit the Notes to be included for quotation on The PORTALSM Market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.
          (k) During any period that they are not subject to the reporting requirements of the Exchange Act, but in no event longer than two years from the Closing Date, the Company and the Guarantors shall deliver without charge to the Initial Purchaser (i) as soon as available, copies of each report and other communication (financial or otherwise) of the Company mailed to the Trustee of the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company or any Guarantor may be listed (including without limitation, press releases) other than materials filed with the Commission or posted to intralinks.com and (ii) from time to time such other information concerning Parent and the Subsidiaries as the Initial Purchaser may reasonably request.
          (l) The Company and the Guarantors shall not take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Notes, or take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities and the Exchange Securities contemplated hereby. Except as permitted by the Securities Act, neither the Company nor any Guarantor will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Securities.

          (m) For so long as the Notes constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Guarantors shall not, and shall not permit any Subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
          (n) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, the Company and the Guarantors shall not, and shall not permit any of their respective “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities or the Exchange Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
          (o) Prior to the Closing Date, the Company and the Guarantors shall not, and shall not permit any of their respective “affiliates” (as defined in Rule 144 under the Securities Act) to issue any press release or other communications, directly or indirectly, or hold any press conference with respect to the issuance of the Additional Notes, Parent or any Subsidiary, the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of Parent or any Subsidiary, without the prior consent of the Initial Purchaser, such consent not to be unreasonably withheld or delayed.
          (p) Without the prior consent of the Initial Purchaser, which consent may not be unreasonably withheld, the Company and the Guarantors shall not, and shall not permit any of their respective “affiliates” (as defined in Rule 144 under the Securities Act) to make any offer relating to the Additional Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act) as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”); any such Free Writing Offering Document the use of which has been consented to by the Initial Purchaser is listed on Schedule III hereto; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document would conflict with the information in the Preliminary Offering Memorandum or the Offering Memorandum or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Initial Purchaser and, if requested by the Initial Purchaser, will prepare and furnish without charge to the Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.
     7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated (pursuant to Section 13 hereof or otherwise), the Company and the Guarantors hereby agree to pay all costs and reasonable expenses incident to the performance of their obligations hereunder, including the following: (i) the negotiation, preparation, printing, typing, filing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith and with the Exempt Resales; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering

Memorandum (including, without limitation, financial statements) and all amendments and supplements to any of them; (iii) the issuance, transfer and delivery of the Additional Notes and the Guarantees endorsed thereon to the Initial Purchaser; (iv) the registration or qualification of the Notes and the related Guarantees for offer and sale under the securities or blue sky laws of the several states (including, without limitation, filing fees, the cost of printing and mailing a preliminary and final blue sky memorandum, and the reasonable fees and disbursements of outside counsel to the Initial Purchaser relating to such registration or qualification); (v) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be requested for use in connection with the offering and sale of the Notes and the Exempt Resales; (vi) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes and Trustee’s fees; (vii) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel (including local and special counsel, if any) and accountants; (viii) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental blue sky memoranda and all other agreements of documents reproduced and delivered in connection with the offering of the Notes; (ix) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with the approval of the Notes by DTC for “book-entry” transfer; (x) any fees charged by investment rating agencies for the rating of the Notes; (xi) the fees and expenses of the Trustee and its outside counsel; (xii) all expenses incurred in connection with the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Offering Documents; (xiii) the transportation and other “roadshow” expenses incurred by or on behalf of the Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; and (xiv) all expenses and listing fees incurred by the Company, the Guarantors or the Initial Purchaser in connection with the application for quotation of the Notes on The PORTALSM Market.
     8. Indemnification.
          (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, reasonable outside attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum (in each case, including the documents and information incorporated by reference therein), or in any supplement thereto or amendment thereof or (B) in any other materials or information provided to investors by, or with the approval of, the Company in connection with the Offering, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (ii) the omission or alleged omission to state in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum (in each case, including the documents incorporated by reference therein), or in any supplement thereto or amendment thereof, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company and the Guarantors by or on behalf of the Initial Purchaser expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 11 hereof. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have, including, but not limited to, under this Agreement.
          (b) The Initial Purchaser agrees to indemnify and hold harmless (i) the Company and the Guarantors, (ii) each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (iii) the officers, directors, partners, employees, representatives and agents of the Company and the Guarantors, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to outside attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or in any amendment thereof or supplement thereto, in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company and the Guarantors by or on behalf of the Initial Purchaser expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 11 hereof. This indemnity will be in addition to any liability that the Initial Purchaser may otherwise have, including under this Agreement.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability that the indemnifying party may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may otherwise have on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party to be charged in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense or (iv) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party. No indemnifying party shall be liable for any settlement on its behalf, effectuated without its prior written consent.
     9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or any Guarantor, any contribution received by the Company and the Guarantors from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) as incurred to which the Company, the Guarantors and the Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the

Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the Offering or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of discounts and commissions but before deducting expenses) received by the Company and the Guarantors bear to (y) the discounts and commissions received by the Initial Purchaser. The relative fault of the Company and the Guarantors, on the one hand, and of the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Guarantor or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 9. Notwithstanding the provisions of this Section 9, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Additional Notes purchased by the Initial Purchaser pursuant to this Agreement exceeds the amount of damages that the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A)(1) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (2) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as the Initial Purchaser and (B)(1) each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (2) the respective officers, directors, partners, employees, representatives and agents of the Company and the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld, conditioned or delayed.
     10. Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Additional Notes, as provided herein, are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial

Purchaser pursuant to this Section 10 of any material misstatement or omissions and to the satisfaction of the following additional conditions unless waived in writing by the Initial Purchaser:
          (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and each Guarantor shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied hereunder at or prior to the Closing Date.
          (b) The Offering Memorandum shall have been distributed to the Initial Purchaser not later than 10:00 a.m., New York City time, on the day that is two business days following the date of this Agreement or at such later date and time as to which the Initial Purchaser may agree.
          (c) No stop order suspending the qualification or exemption from qualification of the Additional Notes or the Guarantees thereof in any jurisdiction referred to in Section 6(e) hereof shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.
          (d) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against the Company, the Guarantors, or against the Initial Purchaser relating to the issuance of the Securities or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Offering Documents. No stop order shall have been issued preventing the use of the Preliminary Offering Memorandum, any Free Writing Offering Document, the Offering Memorandum, or any amendment or supplement thereto.
          (e) The Initial Purchaser shall have received certificates, dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company and each Guarantor (in their respective capacities as such), in form and substance reasonably satisfactory to the Initial Purchaser, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b) and (c) of this Section 10 and that, as of the Closing Date, the obligations of the Company and such Guarantor, as the case may be, to be performed hereunder on or prior thereto have been duly performed.
          (f) The Initial Purchaser shall have received on the Closing Date:
     (i) an opinion, dated the Closing Date, of Baker Botts, LLP, counsel for the Company and the Guarantors, in the form set forth in Exhibit C hereto.

     (ii) an opinion, dated the Closing Date, of Paul, Hastings, Janofsky & Walker LLP, federal communication regulatory counsel for the Company and the Guarantors, in the form set forth in Exhibit D hereto.
     (iii) an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and Latham & Watkins LLP, counsel for the Initial Purchaser, of Patton Boggs, LLP, counsel for Royal Street, to the effect set forth in Exhibit E hereto.
     (iv) an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, of Latham & Watkins LLP, counsel for the Initial Purchaser, relating to this Agreement and such other related matters as the Initial Purchaser may require.
          (g) Deloitte & Touche LLP, an independent registered public accounting firm for the Company and the Guarantors, shall deliver to the Initial Purchaser three customary “comfort” letters addressed to the Initial Purchaser and in form and substance reasonably satisfactory to the Initial Purchaser and Latham & Watkins LLP, counsel for the Initial Purchaser, with respect to the financial statements and certain financial information of Parent and Parent’s subsidiaries contained in the Preliminary Offering Memorandum and the Offering Memorandum and/or incorporated therein by reference as follows: (i) with respect to the Preliminary Offering Memorandum on the date of the Offering Memorandum, (ii) with respect to the Offering Memorandum on the date of the Offering Memorandum and (iii) with respect to the Offering Memorandum on the Closing Date.
          (h) The Initial Purchaser and Latham & Watkins LLP, counsel to the Initial Purchaser, shall have been furnished with such information, certificates and documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.
          (i) The Additional Notes and the Guarantees thereof shall have been duly executed and delivered by the Company and the Guarantors, and the Additional Notes shall have been duly authenticated by the Trustee.
          (j) The Company, the Guarantors and the Initial Purchaser shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof, and such agreement shall be in full force and effect.
          (k) On or after the date hereof (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall there have been any announcement of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible downgrading, or with negative implications, or direction not determined of, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.
          (l) The Notes shall have been approved for trading on The PORTALSM Market.
          (m) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.
          (n) All opinions, certificates, letters, schedules, documents or instruments to be delivered pursuant to this Section 10 by the Company and the Guarantors but not otherwise identified in subsections (a) through (m) above will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and counsel to the Initial Purchaser. The Company and the Guarantors shall furnish the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchaser shall reasonably request.
     11. Initial Purchaser’s Information. The Company and the Guarantors acknowledge that the statements with respect to the offering of the Additional Notes set forth in the fourth paragraph and the fifth sentence of the seventh paragraph under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only written information relating to the Initial Purchaser furnished to the Company and the Guarantors by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum, for purposes of Sections 2(a), 8(a) and 8(b) hereof.
     12. Survival of Representations and Agreements. The respective representations, warranties, covenants, agreements, indemnities and other statements of the Company and the Guarantors, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any of their respective officers of directors, the Initial Purchaser or any controlling person referred to in Sections 8 and 9 hereof and (ii) delivery of and payment for the Additional Notes to and by the Initial Purchaser, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Guarantors, the Initial Purchaser and the indemnified parties referred to in Section 8 hereof. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 7,

8, 9, 12 and 13(d) shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.
     13. Effective Date of Agreement; Termination.
          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.
          (b) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company from the Initial Purchaser, without liability (other than with respect to Sections 8 and 9 hereof) on the Initial Purchaser’s part to the Company or any Guarantor in the event that the Company or any Guarantors have failed, refused or been unable to perform or satisfy all conditions on their respective parts to be performed or satisfied hereunder on or prior to the Closing Date, any other condition to the obligations of the Initial Purchaser hereunder as provided in Section 10 hereof is not fulfilled when and as required or has not been waived, or if:
          (i) in the reasonable judgment of the Initial Purchaser, any material adverse change shall have occurred since the respective dates as of which information is given in the Disclosure Package in the financial condition, business, properties, assets, results of operations or properties of Parent and its subsidiaries, taken as a whole, other than as set forth in the Disclosure Package and the Offering Memorandum;
          (ii) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Company’s or any Guarantor’s securities or for securities in general;
          (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;
          (iv) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred;
          (v) (A) there shall have occurred any material outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the Initial Purchaser’s judgment, makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Securities, on the terms and in the manner contemplated hereby and in the Disclosure Package and the Offering Memorandum; or
          (vi) any debt securities of the Company or any Guarantor shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Securities Act.
          (c) Any notice of termination pursuant to this Section 13 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.
          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to clauses (ii) through (v) of Section 13(b)), or if the sale of the Additional Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof, the Company and the Guarantors will, subject to demand by the Initial Purchaser, reimburse the Initial Purchaser for all reasonable and actual out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchaser’s outside counsel), incurred by the Initial Purchaser in connection herewith.
          (e) If on the Closing Date, the Initial Purchaser shall fail or refuse to purchase the Additional Notes in breach of this Agreement, this Agreement shall terminate without liability on the part of the Company, except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination. Any such termination shall not relieve the Initial Purchaser from liability in respect of any default under this Agreement.
     14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be hand-delivered, mailed by first-class mail, couriered by next-day air courier or faxed and confirmed in writing to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: High Yield Debt Capital Markets, and with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022, Attention: Marc D. Jaffe, Esq. If sent to the Company and the Guarantors, all communications hereunder shall be mailed, delivered, couriered or faxed and confirmed in writing to MetroPCS Wireless, Inc., 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231, Attention: Senior Vice President, General Counsel and Secretary, and with a copy to Baker Botts, LLP, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Andrew M. Baker
     15. Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the Initial Purchaser, the Company, the Guarantors and their respective successors, legal representatives and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 8 hereof shall also be for the benefit of the controlling persons and agents referred to in Sections 8 and 9 hereof and (ii) the indemnities of the Initial Purchaser contained in Section 8 hereof shall also be for the benefit of the directors of the Company and the Guarantors, and their respective officers, employees and agents and any controlling person or persons referred to in Sections 8 and 9 hereof. No purchaser of Additional Notes from the Initial Purchaser will be deemed a successor, legal representative or assign because of such purchase.
     16. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, any Guarantor or the Initial Purchases in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, any Guarantor or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company, any Guarantor or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company, each Guarantor and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, the Guarantors or the Initial Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any Guarantor in any case shall entitle the Company or any Guarantor to any other or further notice or demand in similar or other circumstances.
     17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.
     18. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS AGREEMENT.
     19. Contractual Relationship. The Company and the Guarantors hereby acknowledge and agree that (a) the purchase and sale of the Additional Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, (b) the Initial Purchaser is acting solely as a principal and not as the agent or fiduciary of the Company or the Guarantors with respect to the sale of the Additional Notes contemplated hereby, (c) the Initial Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the sale of the Additional Notes contemplated hereby (irrespective of whether the Initial Purchaser has advised or is currently advising the Company or the Guarantors on other matters) and (d) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deem appropriate. The Company and the Guarantors agree that they will not claim that the Initial Purchaser have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to the Company or the Guarantors in connection with the sale of the Additional Notes contemplated hereby or the process leading thereto. The Company and the Guarantors and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to the transactions contemplated by this Agreement or any matters leading up to such transactions, and that any opinions or views expressed by the Initial Purchaser to the Company or the Guarantors regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Guarantors.
     20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.
     21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     22. DTPA Waiver. In consideration of the Initial Purchaser’s agreement to perform the services described in this Agreement, each of the Company and the Guarantors hereby WAIVES AND RELEASES all of their respective rights and remedies under the Texas Deceptive Trade Practices—Consumer Protection Act (hereinafter referred to as the “DTPA”), Subchapter E of Chapter 17 of the Texas Business and Commerce Code, if any, including without limitation, all rights and remedies resulting from, arising out of or associated with any and all acts or practices of the Initial Purchaser in connection with the Offering and the use of proceeds therefrom and/or the other transactions contemplated hereby (collectively, the “Transactions”), whether such acts or practices occur before or after the date hereof or consummation of any of the Transactions. Each of the Company and the Guarantors understands that its rights and remedies with respect to the Transactions and with respect to all acts or transactions shall be governed by legal principles other than the DTPA; provided, however, that neither the Company nor any Guarantor waives subchapter 17.555 of the DTPA. In connection with this waiver, each of the Company and the Guarantors acknowledges, represents and warrants that it has assets of $5.0 million or more (calculated in accordance with U.S. GAAP), that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of transactions such as the Transactions, and that it is not in a significantly disparate bargaining position with the Initial Purchaser. Neither termination of this Agreement, nor consummation of the Offering or any of the transactions contemplated hereby shall affect the provisions of this Section 22, which shall remain operative and in full force and effect.
     23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.
[Signature page follows]

If the foregoing correctly sets forth the understanding among the Initial Purchaser, the Company and the Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

METROPCS WIRELESS, INC.

By:

Name: Roger D. Linquist
Title: President and Chief Executive Officer

METROPCS AWS, LLC
METROPCS, INC.
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MICHIGAN, INC.
METROPCS TEXAS, LLC
GWI PCS1, INC.
METROPCS COMMUNICATIONS, INC.
METROPCS MASSACHUSETTS, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC

By:

Name: Roger D. Linquist
Title: President and Chief Executive Officer

Accepted and agreed to as of
the date first above written:
Bear, Stearns & Co. Inc.

By:

Name:
Title:

Schedule I
Guarantors

Jurisdiction of
Entity	Organization
MetroPCS AWS, LLC	Delaware
MetroPCS, Inc.	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
GWI PCS1, Inc.	Delaware
MetroPCS Communications, Inc.	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware

Schedule II
Pricing Information

Schedule III
Free Writing Offering Documents
     None.

Exhibit A
Form of Registration Rights Agreement

Execution Copy

REGISTRATION RIGHTS AGREEMENT
by and among
METROPCS WIRELESS, INC.
THE GUARANTORS PARTY HERETO
and
BEAR, STEARNS & CO. INC.
June 6, 2007

     This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 6, 2007 by and among MetroPCS Wireless, Inc., a Delaware corporation (the “Company”), and each of the guarantors listed on Schedule I hereto (the “Guarantors”) and Bear, Stearns & Co. Inc. (the “Initial Purchaser”). The Initial Purchaser has agreed to purchase $500,000,000 aggregate principal amount of the Company’s 9 1/4% Senior Notes due November 1, 2014 (the “Notes”) pursuant to the Purchase Agreement (as defined below).
     This Agreement is made pursuant to the Purchase Agreement, dated May 31, 2007, (the “Purchase Agreement”), by and among the Company, the Guarantors, and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 10(j) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (the “Indenture”), dated November 3, 2006, among the Company, the Guarantors and The Bank of New York, as Trustee, relating to the Notes and the Exchange Notes (as defined below).
     The parties hereby agree as follows:
SECTION 1. DEFINITIONS
     As used in this Agreement, the following capitalized terms shall have the following meanings:
     Agreement. As defined in the first paragraph hereof.
     Affiliate: As defined in Rule 144 of the Securities Act.
     Broker-Dealer: Any broker or dealer registered under the Exchange Act.
     Capital Stock: As defined in the Purchase Agreement.
     Certificated Securities: Definitive Notes, as defined in the Indenture.
     Closing Date: The date hereof.
     Commission: The United States Securities and Exchange Commission.
     Company. As defined in the first paragraph of this Agreement.
     Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.
     Consummation Deadline: As defined in Section 3(b) hereof.
     Effectiveness Deadline: As defined in Sections 3(a) and 4(a) hereof.
     Exchange Act: The United States Securities Exchange Act of 1934, as amended.
     Exchange Notes: The Company’s 9 1/4% Senior Notes due 2014 and the related guarantees to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.
     Exchange Offer: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance, and evidencing the same continuing Indebtedness.
     Exchange Offer Registration Statement: As defined in Section 3(a) hereof.
     Exempt Resales: The transactions in which the Initial Purchaser propose to sell the Notes to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and pursuant to Regulation S under the Securities Act.
     Existing Exchange Offer Registration Statement. The registration statement on Form S-4 related to an exchange offer for the Existing Notes filed by the Company and the Guarantors with the Commission on May 15, 2007.
     Existing Notes. The $1,000,000,000 aggregate principal amount of the Company’s 9 1/4% Senior Notes due November 1, 2014 issued by the Company on November 3, 2006.
     Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.
     Guarantors. As defined in the first paragraph of this Agreement.
     Holders: As defined in Section 2 hereof.
     Indemnified Party. As defined in Section 8(c) hereof.
     Indemnifying Party. As defined in Section 8(c) hereof.
     Indenture. As defined in the second paragraph of this Agreement.
     Initial Purchaser. As defined in the first paragraph of this Agreement.
     Notes. As defined in the first paragraph of this Agreement.

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     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
     Purchase Agreement. As defined in the second paragraph of this Agreement.
     Recommencement Date: As defined in Section 6(d) hereof.
     Registration Default: As defined in Section 5 hereof.
     Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
     Regulation S: Regulation S promulgated under the Securities Act.
     Rule 144: Rule 144 promulgated under the Securities Act.
     Securities Act: The United States Securities Act of 1933, as amended.
     Shelf Registration Statement: As defined in Section 4 hereof.
     Suspension Notice: As defined in Section 6(d) hereof.
     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.
     Transfer Restricted Securities: Each (A) Note, until the earliest to occur of (i) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes), or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act and each (B) Exchange Note held by a Broker Dealer until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).
SECTION 2. HOLDERS
     A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

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SECTION 3. REGISTERED EXCHANGE OFFER
     (a) Unless the Exchange Offer shall not be permitted by applicable law (after the procedures set forth in Section 6(a)(i) below have been complied with) or Commission policy, the Company and the Guarantors shall (i) cause an amendment to the Existing Exchange Offer Registration Statement covering the Exchange Offer for the Notes (the Existing Exchange Offer Registration Statement (including the related Prospectus) as so amended, the “Exchange Offer Registration Statement”) to be filed with the Commission on or prior to 120 days after the Closing Date (such date being the “Filing Deadline”), (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to 180 days after the filing of the Existing Exchange Offer Registration Statement (such day being the “Effectiveness Deadline”), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause the Exchange Offer Registration Statement to be declared effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) as soon as practicable following the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.
     (b) The Company and the Guarantors shall use their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter, or longer, if required by the federal securities laws (the last day of such period being the “Consummation Deadline”).
     (c) The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers

5

that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).
     Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use their respective commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than two business days after such request, at any time during such period.
SECTION 4. SHELF REGISTRATION
     (a) Shelf Registration. If (i) the Company and the Guarantors are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or Commission policy or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 business days following the consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer; (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder; or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall use all commercially reasonable efforts to file with the Commission a Shelf Registration Statement (as defined below) to cover resales of the Notes by Holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. If obligated to file a Shelf Registration Statement, the Company and the Guarantors shall use all commercially reasonable efforts to:
  (x) file, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii)

6

above, (such earlier date, the “Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Transfer Restricted Securities, and
  (y) cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after the Filing Deadline for the Shelf Registration Statement (such 180th day the “Effectiveness Deadline”).
     If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).
     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i) hereof) following the Closing Date, or such shorter period as will terminate at such time there are no longer any Transfer Restricted Securities that are covered by the Shelf Registration Statement outstanding.
     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or Item 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless such Holder shall have provided all such information in the required times. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.
SECTION 5. LIQUIDATED DAMAGES
     If (i) any Registration Statement required by this Agreement is not filed with the Commission by the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission by the applicable Effectiveness Deadline, (iii) the

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Exchange Offer has not been Consummated by the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within 5 days of filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.20 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.
     All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full. Notwithstanding anything contained herein or in the Indenture to the contrary, the payment of liquidated damages shall be the only remedy available to holders of Notes for any Registration Default.
SECTION 6. REGISTRATION PROCEDURES
     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Notes acquired directly from the Company or any

8

of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:
     (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to use commercially reasonable efforts to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other commercially reasonable actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.
     (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.
     (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in

9

reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any of the Guarantors has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the Company’s and the Guarantors’ knowledge and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other commercially reasonable undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.
     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall (i) comply with all the provisions of Section 6(c) below and use their respective commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and
     (ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.
     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:
     (i) use their respective commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement

10

curing such defect, and, if Commission review is required, use their respective commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.
     (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
     (iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
     (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact

11

necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (v) if requested by the Initial Purchaser or a Holder, furnish to each Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or fails to comply with the applicable requirements of the Securities Act;
     (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide a copy of such document to each Holder that made a request in writing described in (v) above in connection with such exchange or sale, if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;
     (vii) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that any information that is designated in writing by the Company or the Guarantors as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney or accountant, unless such disclosure is made in connection with a court proceeding or required by law;
     (viii) if requested by any Holders in connection with such exchange or sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment

12

as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;
     (ix) furnish to each Holder in connection with such exchange or sale, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);
     (x) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
     (xi) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties customary for offerings of such type as may be reasonably requested and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Shelf Registration Statement. In such connection, the Company and the Guarantors shall:
     (A) upon request of any Holder furnish (or in the case of paragraphs (2) and (3), use its commercially reasonable efforts to cause to be furnished), upon the effectiveness of the Shelf Registration Statement:
     (1) an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the Guarantors covering matters as are customarily covered in opinions requested in underwritten offerings and such other matters as such Holder may reasonably request; and
     (2) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and
     (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);
     (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and

13

qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement, but in no event for longer than 365 days from the effective date of the Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;
     (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;
     (xiv) use their respective commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, but in no event for longer than 365 days from the effective date of the Registration Statement, subject to the proviso contained in clause (xii) above;
     (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;
     (xvi) otherwise use their respective commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and with regard to any Shelf Registration Statement for which an underwriter has been engaged, use their commercially reasonable efforts to make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);
     (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes

14

and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and
     (xviii) unless otherwise available through the Commission’s EDGAR System provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.
     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.
SECTION 7. REGISTRATION EXPENSES
     (a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses, messenger and delivery services and telephone; (iv) all fees and disbursements of outside counsel for the Company and the Guarantors and (v) fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
     The Company will, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.
     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf

15

Registration Statement), the Company and the Guarantors will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities who are tendering Notes into in the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable and actual fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.
SECTION 8. INDEMNIFICATION
     (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.
     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto). In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “Indemnified Party”), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought

16

(the “Indemnifying Party”) in writing and the Indemnifying Party shall assume and control the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party. No Indemnifying Party shall be liable for any settlement on its behalf, effectuated without its consent.
     (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The

17

relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantors, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any outside legal counsel or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any outside legal counsel or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.
SECTION 9. RULE 144A AND RULE 144
     The Company and the Guarantors agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or the Guarantors (i) are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) are subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

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SECTION 10. MISCELLANEOUS
     (a) (intentionally omitted)
     (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except for that certain registration rights agreement, dated as of November 3, 2006, by and among the Company, the Guarantors and the initial purchasers a party thereto and relating to the Existing Notes, neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.
     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.
     (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:
     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
     (ii) if to the Company or the Guarantors:

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MetroPCS Wireless, Inc.
8144 Walnut Hill Lane
Suite 800
Dallas, Texas 75231
Attention: Senior Vice President, General Counsel and Secretary
With a copy to:
Baker Botts, LLP
2001 Ross Avenue
Dallas, Texas 75201
Attention: Andrew Baker
     (iii) if to the Initial Purchaser:
Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Attention.: Corporate Finance Department
with a copy to:
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, NY 10022
Attention.: Marc D. Jaffe
     All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.
     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this

20

Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.
     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.
     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
[Signature Pages Follow]

21

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

METROPCS WIRELESS, INC.

By:	/s/ Roger D. Linquist
Name:	Roger D. Linquist
Title:	President and Chief Executive Officer

METROPCS AWS, LLC
METROPCS, INC.
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MICHIGAN, INC.
METROPCS TEXAS, LLC
GWI PCS1, INC.
METROPCS COMMUNICATIONS, INC.
METROPCS MASSACHUSETTS, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC

By:	/s/ Roger D. Linquist
Name:	Roger D. Linquist
Title:	President and Chief Executive Officer

Accepted and agreed to as of
the date first above written:
BEAR, STEARNS & CO. INC.

By:	/s/ Dominick Petrosino
Name:	Dominick Petrosino
Title:	Senior Managing Director

Schedule I
Guarantors

Jurisdiction of
Entity	Organization
MetroPCS AWS, LLC	Delaware
MetroPCS, Inc.	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
GWI PCS1, Inc.	Delaware
MetroPCS Communications, Inc.	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware

Exhibit B
Subsidiaries of Parent

Jurisdiction of
Entity	Organization
MetroPCS, Inc.	Delaware
MetroPCS Wireless, Inc.	Delaware
MetroPCS AWS, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
GWI PCS1, Inc.	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware

Exhibit C
Form of Opinion of Baker Botts LLP
June 6, 2007
Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Re: MetroPCS Wireless, Inc. 9.25% Senior Notes due 2014
Ladies and Gentlemen:
     This opinion is being furnished at the request of MetroPCS Wireless, Inc., a Delaware corporation (the “Company”), pursuant to Section 10(f)(i) of the Purchase Agreement dated May 31, 2007 (the “Purchase Agreement”) by and among the Company, the guarantors named on Schedule I thereto (the “Guarantors”) and Bear, Stearns & Co. Inc. (the “Initial Purchaser”), relating to the issuance and sale by the Company to the Initial Purchaser of $400,000,000 aggregate principal amount of the Company’s 9.25% Senior Notes due 2014 (the “Additional Notes”) fully and unconditionally guaranteed, on a senior unsecured basis, jointly and severally, by the Guarantors (such Additional Notes, together with the guarantees relating thereto by the Guarantors (the “Guarantees”), being referred to herein as the “Securities”) issued pursuant to an Indenture, dated as of November 3, 2006, as supplemented by the Supplemental Indenture, dated as of February 6, 2007 (the “Indenture”), among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”). The Additional Notes are intended to be treated as the same class of debt securities as the $1,000,000,000 aggregate principal amount of the Company’s 9.25% Senior Notes due 2014 (the “Initial Notes”) issued by the Company pursuant to the Indenture on November 3, 2006. Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement.
     Pursuant to the Purchase Agreement, the Company, the Guarantors and the Initial Purchaser have entered into a Registration Rights Agreement dated as of May 31, 2007 (the “Registration Rights Agreement”) pursuant to which the Company has agreed, among other things, to amend the Registration Statement on Form S-4 (the “Registration Statement”), which the Company filed with the United States Securities and Exchange Commission (the “SEC”) on May 15, 2007 under the Securities Act of 1933, as amended (the “Securities Act”), such that the Registration Statement will include an offer (the “Exchange Offer”) by the Company to the holders of the Additional Notes to issue and deliver to each such holder, in exchange for its Additional Notes, a like aggregate principal amount of 9.25% Senior Notes due 2014 (the “Exchange Notes”) identical to the Additional Notes in all material respects, except that the Exchange Notes will not have restrictions on transfer (such Exchange Notes, together with the Guarantees relating thereto by the Guarantors, being referred to herein as the “Exchange Securities”). The Exchange Notes will be fully and unconditionally guaranteed by the Guarantors on a senior unsecured basis, jointly and severally, pursuant to a guarantee set forth in the Indenture. In connection with the sale of the Securities and the Exchange Securities, the Company and the Guarantors have prepared a preliminary offering memorandum, dated May 30, 2007 (the “Preliminary Offering Memorandum”), a final offering memorandum dated May 31, 2007 (the “Offering Memorandum”) and have approved a disclosure package consisting of the Preliminary Offering Memorandum and a pricing supplement dated May 31, 2007 provided by the Company (the “Disclosure Package”).
     We have examined executed counterparts of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities (collectively, the “Offering Documents”). We have also examined the Company’s Certificate of Incorporation and bylaws, each as amended to date, and the Certificate of Incorporation or Certificate of Formation, as applicable, and the bylaws or limited liability company agreement, each as amended to date, of each of the Guarantors, and originals, or copies certified or otherwise identified, of corporate or limited liability company records of the Company and the Guarantors, including minute books of the Company and the Guarantors, as furnished to us by the Company and the Guarantors, certificates of public officials and of representatives of the Company and the Guarantors, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied, without independent verification, upon certificates and representations of officers of the Company and the Guarantors, including certificates identifying to us the agreements that are material to MetroPCS Communications, Inc. (“Parent”), the Company and the Subsidiaries as a whole, which agreements are listed on Exhibit A hereto, and the material judgments, orders or decrees applicable to the Company and its Subsidiaries, which judgments, orders and decrees are listed on Exhibit B hereto. We have relied upon certificates and representations of your representatives and of governmental and public officials with respect to the accuracy of the material factual matters contained therein or covered thereby. We have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.
     On the basis of the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:
            1. Parent and each Subsidiary (a) has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization and (b) has the corporate, partnership or limited liability company power and authority to own its properties and conduct its business as described in the Offering Memorandum.
            2. The Company and each of the Guarantors has the corporate, partnership or limited liability company power and authority to execute, deliver and perform its obligations under the Purchase Agreement and each of the other Offering Documents to which it is a party and to consummate the transactions contemplated thereby, including, without limitation, the power and authority to issue, sell and deliver the Additional Notes and to issue and deliver the related Guarantees as provided therein.
            3. All of the outstanding shares of capital stock or other equity securities of each Subsidiary are owned of record and beneficially, directly or indirectly, by Parent, free and clear of all Liens, other than as described in the Offering Memorandum and the Disclosure Package and other than under the Amended and Restated Credit Agreement, dated as of February 20,

2007, among the Company, as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner (the “Credit Agreement”), and are duly authorized, validly issued, fully paid (in the case of limited partnership or limited liability company interests, to the extent required under the respective partnership or limited liability company agreements) and non-assessable (except as such non-assessability may be limited by the limited partnership or limited liability company statute of the jurisdiction of formation of such entity), and have not been issued in violation of any preemptive or similar rights under (i) the applicable Subsidiary’s organizational documents or (ii) the laws of its jurisdiction of organization. To our knowledge, there are (i) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or other instruments or agreements of any character obligating Parent or any Subsidiary to issue any shares of capital stock or other equity interest of any Subsidiary or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock or equity interest of any Subsidiary, and (ii) other than the Credit Agreement, no agreements with respect to the voting, sale or transfer of any shares of capital stock of any Subsidiary. To our knowledge, there are no outstanding contractual obligations of Parent or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of any Subsidiary.
     4. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     5. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors, and (assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchaser) is a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except that (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and the public policy considerations underlying such laws.
     6. The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     7. The Additional Notes have been duly authorized by the Company for issuance and sale to the Initial Purchaser pursuant to the Purchase Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Initial Purchaser against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Additional Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     8. The Guarantees of the Additional Notes have been duly authorized by each of the Guarantors for issuance to the Initial Purchasers pursuant to the Purchase Agreement and, when executed and delivered in accordance with the terms of the Indenture and when the Additional Notes have been issued by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Guarantees of the Additional Notes will be valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against each Guarantor in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     9. The Exchange Notes have been duly authorized by the Company for issuance and, when executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     10. The Guarantees of the Exchange Notes have been duly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Exchange Notes have been issued by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, the Guarantees of the Exchange Notes will be valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against each Guarantor in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

     11. Each of the Indenture, the Additional Notes, the Guarantees of the Additional Notes, and the Registration Rights Agreement conforms in all material respects to the descriptions thereof contained in the Offering Memorandum.
     12. The statements in the Offering Memorandum under the captions “Description of Notes,” insofar as such statements constitute summaries of certain provisions of documents referred to therein and reviewed by us, fairly summarize such provisions in all material respects.
     13. The statements in the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute matters of law or legal conclusions, fairly summarize the matters referred to therein in all material respects.
     14. The (a) execution, delivery and performance by the Company and each of the Guarantors of the Purchase Agreement and each of the other Offering Documents to which any of them is a party, and the performance by the Company and each of the Guarantors of their respective obligations thereunder, (b) issuance and sale of the Notes and the issuance of the Guarantees and (c) consummation by the Company of the transactions described in the Offering Memorandum under the caption “Use of Proceeds,” do not and will not (i) violate or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, any of the agreements identified on Exhibit A hereto or (ii) violate or conflict with the Certificate of Incorporation, bylaws, or operating agreement of Parent or any Subsidiary, any statute, rule or regulation applicable to Parent or any Subsidiary or any of their respective properties or assets, or, to our knowledge, any of the judgments, orders or decrees identified on Exhibit B. Subject to the assumptions set forth in paragraph 16, no consent, approval, authorization or qualification of or with any federal or state court or governmental or administrative agency or body is required for the issue and sale of the Additional Notes, the issue of the Exchange Notes, the issue of the respective Guarantees, the execution and delivery by the Company and the Guarantors of the Purchase Agreement and the other Offering Documents to which each is a party, the consummation by the Company and the Guarantors of the transactions contemplated thereby or the performance by the Company or any of the Guarantors of their obligations thereunder, except for (i) such as have been or shall be obtained under the Securities Act or the Trust Indenture Act, or otherwise in connection with the obligations of the Company and the Guarantors under the Registration Rights Agreement and (ii) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities (as to which we express no opinion).
     15. To our knowledge, other than as set forth in the Offering Memorandum, there is no judicial, regulatory or other legal or governmental proceeding, action, suit, or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending to which Parent or any Subsidiary is a party or of which the business or property of Parent or any Subsidiary is the subject that would reasonably be expected to have a Material Adverse Effect.
     16. Assuming (a) compliance by the Initial Purchaser, the Company and the Guarantors with their respective covenants set forth in the Purchase Agreement, (b) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers who buy the Additional Notes in the Exempt Resales, (c)

the compliance by the Initial Purchaser with the offering and transfer procedures and restrictions described in the Offering Memorandum, and (d) the representations of the Initial Purchaser, the Company and the Guarantors are true and correct, it is not necessary in connection with the offer, sale and delivery of the Additional Notes to the Initial Purchasers pursuant to the Purchase Agreement, in the manner contemplated by the Purchase Agreement and described in the Offering Memorandum, or in connection with the Exempt Resales, to register the Securities under the Securities Act, or to qualify the Indenture under the Trust Indenture Act.
     17. To our knowledge, when the Additional Notes and the Guarantees thereof are issued and delivered pursuant to the Purchase Agreement and the Indenture, other than the Initial Notes, no Additional Notes or Guarantees thereof will be of the same class (within the meaning of Rule 144A) as securities of the Company or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system.
     18. None of Parent or any Subsidiary is, and after giving effect to the sale of the Additional Notes and the application of the net proceeds thereof as described in the Offering Memorandum will be, required to register as an “investment company” under the Investment Company Act.
     19. To our knowledge, no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by the Purchase Agreement are subject to the registration requirements of the Securities Act, has been issued.
               We have participated in conferences with officers and representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and with your representatives and with your counsel, at which the contents of the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum and related matters were discussed and, although we have not verified such information and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum, the Disclosure Package, the Offering Memorandum or any Free Writing Offering Document (except to the extent set forth in paragraphs 12 and 13 above), no facts have come to our attention which lead us to believe that (i) the Disclosure Package (including the information explicitly incorporated by reference therein) as of the Applicable Time and (ii) the Offering Memorandum (including the information explicity incorporated by reference therein) as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief or opinion with respect to the financial statements, the notes thereto and the auditors’ report thereon, and the related schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom).
          The opinions set forth above are subject to the following qualifications and limitations:

          (a) We express no opinion as to the enforceability of any provision in the Offering Documents, to the extent relating to: (i) any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (ii) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from liability on account of, negligence, willful misconduct, unlawful acts, fraud or illegality of an indemnified or exculpated party; (iii) requirements that all amendments, waivers and terminations be in writing; (iv) the disregard of any course of dealing between the parties; (v) an attempt to confer subject matter jurisdiction on any court; (vi) methods or procedures for service of process, restricting access to courts or purporting to establish venue; (vii) the establishment of evidentiary standards; (viii) powers of attorney; and (ix) the severability of unenforceable provisions from the Offering Documents to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties.
          (b) Certain of the remedial, waiver, consent and other provisions of the Offering Documents may be unenforceable under existing laws or judicial decisions. However, subject to the other express qualifications contained herein, such laws or judicial decisions would not, in our opinion, substantially interfere with the practical realization of the principal benefits expressed in the Offering Documents, except for the economic consequences of any procedural delay that might result from such laws or decisions.
          (c) Our opinions expressed in paragraphs 14 and 15 above are limited to those laws, rules and regulations that in our experience are customarily applicable to the Company and the Guarantors and to transactions of the type contemplated by the Offering Documents.
          (d) No opinion is expressed above as to the compliance or non-compliance of the Company or any Guarantor with, or the enforceability of any Offering Transaction Document under, the Communications Act and the rules, regulations, policies, decisions and orders promulgated thereunder by the Federal Communications Commission (“FCC”), or any other telecommunications regulatory law, rule or regulation. In this connection, we refer you to the opinion letter of even date herewith delivered to you by Paul, Hastings, Janofsky & Walker LLP, special FCC counsel to the Company, and the opinions contained therein.
          (e) Our opinions in clause (i) of paragraph 14 above are limited in that we express no opinion with respect to any breach or violation of, or default under any agreement identified on Exhibit A (i) not readily ascertainable from the face of any such agreement, (ii) arising under or based on any cross-default provision insofar as it relates to a default under an agreement that is not an agreement identified on Exhibit A or (iii) arising under or based on any covenant of a financial or numerical nature or requiring computation.
          (f) Any reference herein to our knowledge shall mean the current conscious awareness of our attorneys who have prepared this opinion, signed this opinion or been actively involved in assisting and advising the Company in connection with the preparation of the Disclosure Package and the Offering Memorandum, the execution and delivery of the Offering Documents.

     The opinions set forth above are limited in all respects to matters of the laws of the States of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Limited Liability Company Act and applicable federal law. This opinion is being furnished to you solely for your use and may not be relied on by any other person or for any other purpose. This opinion speaks as of the date hereof, and we hereby disclaim any obligation to update this opinion.
Very truly yours,

Exhibit A
Material Agreements
1.	General Purchase Agreement, effective as of June 6, 2005, by and between MetroPCS Wireless and Lucent Technologies Inc., and all amendments thereto.

2.	Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.

3.	Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and among MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments and waivers thereto.

4.	Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.

5.	Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.

6.	Amended and Restated Limited Liability Company Agreement of Royal Street, executed on December 15, 2005 as of November 24, 2004 by and between C9 Wireless, LLC, GWI PCS1, Inc., and MetroPCS Wireless, Inc., including all amendments and waivers thereto.

7.	Master Equipment and Facilities Lease Agreement, executed as of May 17, 2006, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.

8.	Amended and Restated Credit Agreement, dated as of February 20, 2007, among MetroPCS Wireless, Inc, as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner.

9.	Purchase Agreement, dated October 26, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.

10.	Registration Rights Agreement, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.

11.	Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York, as trustee.

12.	Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein.

13.	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C.

14.	Registration Rights Agreement, effective as of April 24, 2007, by and among MetroPCS Communications, Inc. and the stockholders listed therein.

Exhibit B
Orders
None.

Exhibit D
Form of Opinion of Paul, Hastings, Janofsky & Walker LLP
June 6, 2007	57739.00011
Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Re:	Purchase Agreement, dated May 31, 2007 (the “Purchase Agreement”), by and between MetroPCS Wireless, Inc., a Delaware corporation (the “Company”) the guarantors party thereto, and Bear, Stearns & Co. Inc. (the “Initial Purchaser”)
Ladies and Gentlemen:
     We have acted as special federal communications regulatory counsel to the Company in connection with the above-referenced Purchase Agreement. Except as otherwise defined herein, capitalized terms used in this opinion shall have the same meanings herein as in the Purchase Agreement. This opinion is being delivered to you at the request of the Company pursuant to Section 10(f)(ii) of the Purchase Agreement.
     This opinion is based, as to matters of law, solely upon the Communications Act of 1934, as amended, and the rules, regulations, published policies, published decisions, and published orders of the FCC promulgated thereunder (the Communications Act of 1934, as amended, and such rules, regulations, published policies, published decisions, and published orders are referred to collectively hereinafter as the “Communications Laws”) as of the date of this opinion. We express no opinion with respect to any other law, statute, rule, regulation, ordinance, decision, judgment, decree, legal requirement, or legal authority whatsoever. Our opinion does not address the effect, if any, of pending legislation, pending FCC rulemaking proceedings, or other pending proceedings or matters before the FCC or the courts to which the Company is not a specific party of record.
     For purposes of rendering this opinion, with respect to factual matters we have relied solely upon (a) an examination of the electronic files of the FCC that were available for our inspection on May 31, 2007 relating to the FCC licenses held by the Company and its Subsidiaries (which files may not include all of the records of the FCC pertaining to the FCC licenses held by the Company and its Subsidiaries); (b) the representations and warranties of the Company and the Guarantors set forth in the Purchase Agreement; (c) a certificate of a responsible officer of the Company; (d) a review of our own files with respect to the Company and the FCC licenses held by the Company and its Subsidiaries; and (e) statements made by the Company in the Offering Memorandum.
     Apart from the materials described in the immediately preceding paragraph, we have not examined, nor have we been asked to examine, any other document or instrument in connection with the preparation and delivery of this opinion, and no inference to the contrary should be drawn from the fact of our representation of the Company.
     We have assumed, without independent verification, (a) the accuracy and completeness of all statements of fact contained in the documents that we have examined; (b) the genuineness of all signatures appearing on the documents that we have examined; (c) the authenticity of all documents that have been submitted to us as originals; (d) the conformity to authentic original documents of any documents submitted to us as certified, conformed, or photostatic copies; and (e) the legal capacity of all persons purporting to execute the documents examined by us. We have further assumed the due authorization, execution, and delivery of each of such documents by, or on behalf of, all parties thereto, the validity and binding effect of the Purchase Agreement, the enforceability thereof against all parties thereto, and that there is no course of dealing between or among the parties to the Purchase Agreement that could be construed to modify the terms and provisions set forth therein. We also have assumed that the files of the FCC that we examined on May 31, 2007 were current, accurate and complete in all respects material to the opinions hereinafter set forth. We also have assumed, with your permission, that the version of the Purchase Agreement as executed by the parties thereto conforms to the version presented to us as the final version for our review in all respects material to the opinions expressed herein.
     We call your attention to the fact that we have made no inspection of the assets or the operations of the Company or any of the Guarantors, and our understanding of the nature and extent of those assets and operations is based solely upon representations made by the Company and the Guarantors in the Purchase Agreement and in the above-referenced certificate of a responsible officer of the Company. We further call your attention to the fact that we have not examined the docket files of any court or any paper file of the FCC in connection with our preparation and delivery of this opinion.
          As used in this letter, the expression “our knowledge” or expressions of similar import mean the actual, present knowledge of those attorneys currently in this law firm who have devoted significant attention to the representation of the Company with respect to the Purchase Agreement.
     Based upon and subject to the foregoing, and subject to the other limitations, reservations, assumptions, exceptions, and qualifications set forth elsewhere herein, we are of the opinion that:
     1. The execution and delivery by the Company, and the performance by the Company of its obligations under and in accordance with the terms, of the Purchase Agreement and Offering Memorandum do not cause the Company to violate the Communications Laws and do not require any consent or approval of, or registration or filing with, or any other action by, the FCC.
     2. Each Subsidiary of the Company holds the FCC license or licenses identified on Attachment 1 hereto as being held by such Subsidiary (the “Licenses”). The Licenses are in full force and effect. The Licenses are not subject to any conditions other than those that: (a) appear on the Licenses; or (b) are imposed by the FCC in the ordinary course upon broadband personal communications services or advanced wireless services licenses of similar character.

     3. To our knowledge, there are no actions, suits, investigations, or other administrative proceedings pending or overtly threatened in writing by or before the FCC against the Company, its Subsidiaries, or the Licenses that, if adversely determined, would reasonably be expected to have a Material Adverse Effect, except as set forth in the Offering Memorandum or the Disclosure Package.
     4. To our knowledge, the Company and each Subsidiary of the Company have timely filed with the FCC all material applications and reports as are required under the Communications Laws, where the failure to do so would reasonably be expected to have a Material Adverse Effect.
     5. The statements in the Offering Memorandum under the captions “Risks Related to Legal and Regulatory Matters,” “Federal Regulation,” “General Licensing Requirements and Broadband Spectrum Allocations,” and “General Regulatory Obligations,” insofar as such statements constitute a summary of matters of law pertaining to the Business under the Communications Laws, fairly summarize in all material respects such legal matters as of the date hereof.
     This opinion is rendered solely to you in connection with the transactions contemplated in the Purchase Agreement. This opinion may not be relied upon by you for any other purpose, or furnished to, filed with, quoted to, or relied upon by, any other person or entity without our prior written consent; provided, however, that our prior written consent shall not be required in order for you to furnish a copy of this opinion upon request to (a) any bank examiner, insurance examiner or any other regulatory authority with jurisdiction over the business of the Trustee or the Initial Purchaser, or (b) any prospective or actual assignees (each an “Assignee”) of, and prospective or actual participants (each a “Participant”) in the interests of, the Trustee or the Initial Purchaser, and their respective accountants and counsel. Any Person who is, or who shall hereafter become, an Assignee or Participant may rely upon this opinion without our prior written consent, provided that at and as of the time that such Person is or becomes an Assignee or Participant (y) such Person is not then, nor has been, in any matter substantially related to the transactions contemplated in the Purchase Agreement or to the Company, a client of this firm, or (z) if such Person then is, or has been, in any matter substantially related to the transactions contemplated in the Purchase Agreement or to the Company, a client of this firm, any actual or potential professional conflicts of interest on the part of this firm resulting from our representation of such Person and our role as the giver of this opinion shall be waived in writing by such Person as a condition precedent to such Person being allowed to rely upon this opinion. Any disclosure of this opinion, in whole or in part, to any Person pursuant to this paragraph shall be on the condition and with the understanding that (i) this opinion speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its facts or any other developments of which we may later become aware, and (iii) any reliance by such Person who is or becomes an Assignee or Participant must be actual and reasonable under the circumstances existing at the time such Person becomes an Assignee or Participant, including any changes in law, facts or any other developments known to or reasonably knowable by such Person at such time.

     This opinion is rendered as of the date hereof, and we do not undertake to advise you of matters which occur or which may come to our attention subsequent to the date hereof and which may affect the opinions expressed herein.
Very truly yours,

Exhibit E
Form of Opinion of Patton Boggs LLP
     1. Royal Street (a) is a limited liability company duly formed, validly existing, and in good standing under the laws of its jurisdiction of organization and (b) to our knowledge, has the limited liability company power and authority to own its properties and conduct its business as currently conducted.
     2. To our knowledge, all of the outstanding equity securities of Royal Street that are owned of record by MetroPCS Wireless, Inc. (“MetroPCS”) are owned free and clear of all Liens except for the Liens created pursuant to the Loan Documents and have not been issued in violation of any preemptive or similar rights under (i) the Royal Street’s organizational documents or (ii) the laws of its jurisdiction of organization. To our knowledge, there are (i) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or other instruments or agreements of any character obligating Royal Street to issue any equity interest of Royal Street or any securities convertible into or evidencing the right to purchase or subscribe for any such equity interest of Royal Street, and (ii) other than the limited liability company agreement of Royal Street, no agreements with respect to the voting, sale or transfer of any shares of capital stock of Royal Street.
     (1) Royal Street is not required to register as an “investment company” under the Investment Company Act.